EXHIBIT 21

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                                                        State of
                                                Incorporation/Organization

      Subsidiaries of Indiana Energy,
      Inc., (Parent) -
        Indiana Gas Company, Inc.                       Indiana
          Richmond Gas Corporation,
            d/b/a Indiana Gas Company, Inc.             Indiana
          Terre Haute Gas Corporation,
            d/b/a Indiana Gas Company, Inc.             Indiana
        IEI Services, LLC                               Indiana
        IEI Capital Corp.                               Indiana
        IEI Investments, Inc.                           Indiana
          Energy Realty, Inc.                           Indiana
          IGC Energy, Inc.                              Indiana
            Indiana Energy Services, Inc.               Indiana
            ProLiance Energy, LLC                       Indiana
            CIGMA, LLC                                  Indiana
            Energy Systems Group, LLC                   Indiana
            Reliant Services, LLC                       Indiana
          Energy Financial Group, Inc.                  Indiana
            IEI Financial Services, LLC                 Indiana
            IEI Synfuels, Inc.                          Indiana
